Exhibit 99.1

NEWS RELEASE

Transcat, Inc. • 35 Vantage Point Drive • Rochester, NY 14624 • 585-352-7777

IMMEDIATE RELEASE

Transcat Strengthens Midwest Presence with
Acquisition of St. Louis based TIC-MS, Inc.

ROCHESTER, NY, March 27, 2023 – Transcat, Inc. (Nasdaq: TRNS) (“Transcat” or the “Company”), a leading provider of accredited calibration services, enterprise asset management services, and value-added distributor of professional grade handheld test, measurement and control instrumentation, announced that it has purchased all of the capital stock of privately-held TIC-MS, Inc. (TIC-MS), effective March 27, 2023. The purchase price of $9.7 million was paid in combination of 70% stock and 30% cash and is subject to certain customary holdback provisions.

Founded in 1986, TIC-MS is an ISO/IEC 17025 accredited calibration laboratory with an extensive scope specializing in physical dimensional and electronics capabilities. TIC-MS services a diverse customer base with accredited calibrations performed at both the customer’s location and at their recently built calibration laboratory located in St. Louis, Missouri. Existing leadership and staff will remain onboard and continue to service customer needs.

“With over thirty-five years in the industry, TIC-MS is a well-established, quality-focused business with strong leadership. This acquisition strengthens our presence in this marketplace, complementing nicely with the capabilities and customers served by our existing Transcat St. Louis Lab,” commented Lee Rudow, President and Chief Executive Officer. “Additionally, our future plans include co-locating the two operations, leveraging the infrastructure synergies of one lab location and drive efficiencies. This combination will more than double our existing presence in the region.”

ABOUT TRANSCAT

Transcat, Inc. is a leading provider of accredited calibration, reliability, maintenance optimization, quality and compliance, validation, Computerized Maintenance Management System (CMMS), and pipette services. The Company is focused on providing best-in-class services and products to highly regulated industries, particularly the Life Science industry, which includes pharmaceutical, biotechnology, medical device, and other FDA-regulated businesses, as well as aerospace and defense, and energy and utilities. Transcat provides periodic on-site services, mobile calibration services, pickup and delivery, in-house services at its 27 Calibration Service Centers strategically located across the United States, Puerto Rico, Canada, and Ireland. In addition, Transcat operates calibration labs in 21 imbedded customer-site locations. The breadth and depth of measurement parameters addressed by Transcat’s ISO/IEC 17025 scopes of accreditation are believed to be the best in the industry.

Transcat Strengthens Midwest Presence with Acquisition of St Louis Based TIC-MS, Inc.

March 27, 2023

Transcat also operates as a leading value-added distributor that markets, sells and rents new and used national and proprietary brand instruments to customers primarily in North America. The Company believes its combined Service and Distribution segment offerings, experience, technical expertise, and integrity create a unique and compelling value proposition for its customers.

Transcat’s strategy is to leverage its strong brand and unique value proposition that includes its comprehensive instrument service capabilities, enterprise asset management, and leading distribution platform to drive organic sales growth. The Company will also look to expand its addressable calibration market through acquisitions and capability investments to further realize the inherent leverage of its business model. More information about Transcat can be found at: Transcat.com.

Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact and thus are subject to risks, uncertainties and assumptions. Forward-looking statements are identified by words such as “expects,” “estimates,” “projects,” “anticipates,” “believes,” “could,” “plans,” “aims” and other similar words. All statements addressing operating performance, events or developments that Transcat, Inc. expects or anticipates will occur in the future, including but not limited to statements relating to anticipated revenue, profit margins, the Company’s response to the coronavirus (COVID-19) pandemic, the commercialization of software projects, sales operations, capital expenditures, cash flows, operating income, growth strategy, segment growth, potential acquisitions, integration of acquired businesses, market position, customer preferences, outlook and changes in market conditions in the industries in which Transcat operates are forward-looking statements. Forward-looking statements should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties include those more fully described in Transcat’s Annual Report and Quarterly Reports filed with the Securities and Exchange Commission, including under the heading entitled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on the Company’s forward-looking statements, which speak only as of the date they are made. Except as required by law, the Company disclaims any obligation to update, correct or publicly announce any revisions to any of the forward-looking statements contained in this news release, whether as the result of new information, future events or otherwise.

For more information, contact:

Linda Reynolds Executive Assistant 35 Vantage Point Drive Rochester, NY 14624 Phone: 585.866.1969 Email: linda.reynolds@transcat.com